Exhibit 99.1

ENTROPIC COMMUNICATIONS, INC.

NONQUALIFIED DEFERRED COMPENSATION PLAN

This document is drafted with the intent that it comply with Internal Revenue Code Section 409A and regulations promulgated thereunder.

Renaissance Benefit Advisors has provided you this specimen document strictly in its capacity as an employee benefits consulting firm and plan recordkeeper. Renaissance Benefit Advisors does NOT provide legal, tax or accounting consultation or advice. It is Renaissance Benefit Advisors’ recommendation that you seek appropriately specialized professional consultation regarding the information and/or material contained herein.

ENTROPIC COMMUNICATIONS, INC.

NONQUALIFIED DEFERRED COMPENSATION PLAN

Entropic Communications, Inc., a Delaware corporation, hereby adopts this Entropic Communications, Inc. Nonqualified Deferred Compensation Plan (the “Plan”) for the benefit of selected members of the board of directors of the Employer and a select group of management or highly compensated employees of the Employer. This Plan is an unfunded arrangement and is intended to be exempt from the participation, vesting, funding, disclosure, and fiduciary requirements set forth in Title I of the Employee Retirement Income Security Act of 1974, as amended. It is intended to comply with the requirements of Section 409A, and any ambiguities herein shall be interpreted accordingly.

Article 1 - Definitions

1.1 Account

The sum of all the bookkeeping sub-accounts as may be established for each Participant as provided in Section 5.1 hereof. The Account balance, and each other specified sub-account balance, shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated beneficiary, pursuant to this Plan.

1.2 Administrator

An administrative committee appointed by the Board. The Administrator shall serve as the agent for the Employer with respect to the Trust.

1.3 Board

The board of directors of the Company.

1.4 Bonus

Compensation which is designated as such by the Employer and which relates to services performed during an incentive period by an Eligible Employee in addition to his or her Salary, including any pretax elective deferrals from said Bonus to any Employer sponsored plan that includes amounts deferred under a Deferral Election or any elective deferral as defined in Code Section 402(g)(3) or any amount contributed or deferred at the election of the Eligible Employee in accordance with Code Section 125 or 132(f)(4).

1.5 Change-in-Control

Provided that such term shall be interpreted within the meaning of regulations promulgated under Section 409A, a “Change-in-Control” of the Company shall mean the first to occur of any of the following:

(a) the date that any one person or persons acting as a group acquires ownership of Company stock constituting more than fifty percent (50%) of the total fair market value or total voting power of the Company;

(b) the date that any one person or persons acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of the stock of the Company possessing thirty percent (30%) or more of the total voting power of the stock of the Company;

(c) the date that any one person or persons acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition; or

(d) the date that a majority of members of the Company’s Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or elections.

1.6 Code

The Internal Revenue Code of 1986, as amended.

1.7 Commissions

Provided that such term shall be interpreted within the meaning of Section 409A, Commissions shall mean sales commissions payable by an Employer to a Participant, under a sales commission plan designed from time to time by the Administrator, if (i) a substantial portion of the services provided by the Participant to the Employer consist of the direct sale of a product or service to an unrelated customer, (ii) the sales commissions paid by the Employer to the Participant consist of either a portion of the purchase price for the product or service or an amount substantially all of which is calculated by reference to the volume of sales, (iii) payment of the sales commissions is contingent upon the closing of the sales transaction and such other requirements as may be specified by the Employer before the closing of the sales transaction. Such term shall be interpreted in a manner consistent with the definition of “sales commission compensation” contained in Section 409A.

1.8 Company

Entropic Communications, Inc.

1.9 Compensation

The Participant’s earned income, including Salary, Commissions, Bonus, Performance-based Compensation, Stock Units, Director Cash Fees and other remuneration from the Employer as may be included by the Administrator.

1.10 Deferrals

The portion of Compensation that a Participant elects to defer in accordance with Section 3.1 hereof.

1.11 Deferral Election

The separate agreement, submitted to the Administrator, by which an Eligible Participant agrees to participate in the Plan and make Deferrals thereto.

1.12 Director Cash Fees

The cash fees paid by the Employer, including retainer fees, committee fees and meeting fees, as compensation for serving on the board of directors.

1.13 Director Cash Fee Account

The portion of the Account that consists of (i) the sum of the Director’s Director Cash Fee deferrals, plus (ii) amounts credited (net of amounts debited) in accordance with all the applicable crediting provisions of this Plan that relate to the Director Cash Fee deferrals, less (iii) all distributions made to the Director or his or her beneficiary pursuant to this Plan that relate to his Director Fee Account.

1.14 Disability

Provided that such term shall be interpreted within the meaning of regulations promulgated under Section 409A, a Participant shall be considered to have incurred a Disability if: (i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; (ii) the Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant’s Employer; or (iii) determined to be totally disabled by the Social Security Administration.

1.15 Effective Date

June 1, 2011

1.16 Eligible Director

A member of the board of directors of an Employer shall be considered an Eligible Director if such director is designated as an Eligible Director by the Administrator. The Administrator may at any time, in its sole discretion, change the eligible criteria for an Eligible Director or determine that one or more Participants will cease to be an Eligible Director with respect to future Plan Years. Once designated as an Eligible Director by the Administrator, such designation shall remain in effect for future Plan Years unless and until the Administrator determines that an individual shall not be an Eligible Director with respect to future Plan Years. The designation of a board member as an Eligible Director in any Plan Year shall not confer upon such director any right to be designated as an Eligible Director in any future Plan Year.

1.17 Eligible Employee

An Employee shall be considered an Eligible Employee if such Employee is a member of a “select group of management or highly compensated employees,” within the meaning of Sections 201, 301 and 401 of ERISA, and is designated as an Eligible Employee by the Administrator. The Administrator may at any time, in its sole discretion, change the eligible criteria for an Eligible Employee or determine that one or more Participants will cease to be an Eligible Employee with respect to future Plan Years. Once designated as an Eligible Employee by the Administrator, such designation shall remain in effect for future Plan Years unless and until the Administrator determines that an individual shall not be an Eligible Employee with respect to future Plan Years. The designation of an Employee as an Eligible Employee in any Plan Year shall not confer upon such Employee any right to be designated as an Eligible Employee in any future Plan Year.

1.18 Eligible Participant

Eligible Employees and Eligible Directors.

1.19 Employee

Any person employed by the Employer.

1.20 Employer

Entropic Communications, Inc. and its subsidiaries and affiliates.

1.21 Employer Contribution Amounts

The sum of the Employer Discretionary Contributions and Matching Contributions and any earnings or losses on such amounts credited to the Participant’s Accounts.

1.22 Employer Discretionary Contribution

A discretionary contribution made by the Employer that is credited to one or more Participant’s Accounts in accordance with the terms of Section 3.7 hereof.

1.23 ERISA

The Employee Retirement Income Security Act of 1974, as amended.

1.24 Exchange Act

The Securities Exchange Act of 1934, as amended. Reference to a section of the Exchange Act shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes such section.

1.25 Investment Fund

Each investment(s) which serves as a means to measure value, increases or decreases with respect to a Participant’s Accounts.

1.26 Matching Contribution

A contribution made by the Employer that is credited to one or more Participant’s Accounts in accordance with the terms of Section 3.6 hereof.

1.27 Participant

An Eligible Employee or Eligible Director who is a Participant as provided in Article 2.

1.28 Performance-based Compensation

Provided that such term shall be interpreted within the meaning of regulations promulgated under Section 409A, “Performance-based Compensation” shall mean compensation that (i) meets the definition of Section 409A(a)(4)(B)(iii) and related guidance and regulations, (ii) is designated as such by the Employer and relates to services performed by an Eligible

Participant during a performance period of at least twelve months, and (iii) the performance goals must be pre-established by the Employer in writing no later than ninety (90) days after the commencement of the performance period, and the outcome must be substantially uncertain at the time the criteria are established. Performance-based Compensation deferrable under the Plan shall be calculated to include any pretax elective deferrals from said Performance-based Compensation to any Employer sponsored plan that includes amounts deferred under a Deferral Election or any elective deferral as defined in Code Section 402(g)(3) or any amount contributed or deferred at the election of the Eligible Participant in accordance with Code Section 125 or 132(f)(4).

1.29 Plan Year

For the initial Plan Year, the Effective Date through December 31, 2011. For each year thereafter, January 1 through December 31.

1.30 Retirement

Retirement shall mean a Participant’s Separation from Service on, or subsequent to, the date that: (i) the Participant has attained age fifty-five (55), and (ii) Participant has at least ten (10) Years of Service.

1.31 Salary

An Eligible Employee’s base salary earned during a Plan Year, excluding bonuses, commissions, overtime, fringe benefits, stock options, restricted stock, other equity awards, relocation expenses, unused and unpaid excess vacation days, incentive payments, non-monetary awards, directors fees and other fees paid to an Eligible Employee for employment services rendered (whether or not such included in the Employee’s gross income). Salary amounts deferrable under the Plan will be calculated to include any pretax elective deferrals from said Salary to any Employer sponsored plan that includes amounts deferred under a Deferral Election or any elective deferral as defined in Code Section 402(g)(3) or any amount contributed or deferred at the election of the Eligible Employee in accordance with Code Section 125 or 132(f)(4).

1.32 Section 409A

Section 409A of the Code and the regulations and other guidance thereunder.

1.33 Separation from Service

Separation from Service shall mean the severing of employment with all Service Recipients, or service as a Director of all Service Recipients, voluntarily or involuntarily, for any reason other than Disability, Death or an authorized leave of absence if such termination constitutes a separation from service under Section 409A, subject to the following conditions to the extent required by Section 409A:

(a) If the Participant takes a leave of absence from the Service Recipient for purposes of military leave, sick leave, or other bona fide leave of absence, the Participant’s employment will be deemed to continue and Compensation shall continue to be withheld in accordance with the Participant’s Deferral Election during such leave of absence, for the first six months of the leave of absence, or if longer, for so long as the Participant’s right to reemployment is provided by either by statute or by contract. If the period of the leave exceeds six months and the Participant’s right to reemployment is not provided by either statute or contract, the Participant will be considered to have incurred a Separation from Service on the first date immediately following such six-month period.

(b) If the Participant provides insignificant services to the Company, the Participant will be deemed to have incurred a Separation from Service. For this purpose, an Employee Participant is considered to be providing insignificant services if he provides services at an annual rate that is less than twenty percent of the services rendered by such individual, on average, during the immediately preceding three calendar years of employment (or such lesser period of employment).

(c) If an Employee Participant continues to provide services to the Company in a capacity other than as an Employee, the Participant will not be deemed to have a Separated from Service if the Participant is providing services at an annual rate that is at least fifty percent of the services rendered by such individual, on average, during the immediately preceding three calendar years of employment (or such lesser period of employment).

Additionally, the following shall also apply if a Participant serves as both a Director and an Employee, to the extent required by Section 409A:

(d) Upon Participant’s cessation of service as a Director of all Employers, a Separation from Service will occur only with respect to the Director Cash Fee Account and the portion of the Stock Unit Account attributable to Stock Unit Awards granted to the Participant for service as a Director, plus net amounts credited in accordance with all the applicable crediting provisions of this Plan that relate to such Deferrals, less all distributions made to the Participant or his or her beneficiary pursuant to this Plan that relate to such Deferrals (collectively the “Director Deferrals”); and

(e) Upon Participant’s severing of employment with all Employers, a Separation of Service will occur only with respect to the portion of the Account balance that is not attributable to Director Deferrals.

(f) The Plan shall maintain separate accounting for Director Deferrals.

1.34 Service Recipient

Provided that such term shall be interpreted within the meaning of regulations promulgated under Section 409A, Service Recipient shall mean the Employer or person for whom the services are performed and with respect to whom the legally binding right to compensation arises, and all persons with whom such person would be considered a single employer under Code Section 414(b) (employees of controlled group of corporations), and all persons with whom such person would be considered a single employer under Code Section 414(c) (employees of partnerships, proprietorships, etc., under common control).

1.35 Specified Employee

Specified Employee means for purposes of this Plan, and in accordance with Section 409A, a “Key Employee” as set forth below and as defined in Section 416(i) of the Code, without regard to paragraph (5) thereof. If a person is a Key Employee, the person is treated as a Specified Employee for the 12-month period beginning on the April 1st that first follows the Key Employee Identification Date. An employee will be considered a “Key Employee” if such employee meets the requirements of this Section 1.35 at any time during the 12-month period ending on the Key Employee Identification Date. The “Key Employee Identification Date” for the Plan is December 31st. Whether an employee is a five percent owner or a one percent owner as provided below shall be determined in accordance with Section 416(i)(1)(B) of the Code.

(a) An officer of the Service Recipient having an annual compensation greater than $160,000 in 2011, as such threshold is thereafter adjusted at the same time and in the same manner as under Section 415(d) of the Code. Not more than fifty (50) employees or, if less, the greater of three (3) employees or ten percent (10%) of the Service Recipient’s employees shall be considered as officers for purposes of this subsection.

(b) A five percent owner of the Service Recipient.

(c) A one percent owner of the Service Recipient having an annual compensation from the Service Recipient of more than $150,000.

Notwithstanding anything to the contrary, a Participant is not a Specified Employee unless any stock of the Service Recipient for which the Participant providers services is publicly traded on an established securities market or otherwise on the date of the Separation From Service.

1.36 Share

Share shall mean a share of the Company’s common stock, no par value.

1.37 Stock Units

Stock Units shall mean restricted stock unit awards that are granted to a Participant under the Company’s equity incentive plan.

1.38 Stock Unit Account

Stock Unit Account shall mean the portion of the Account attributable to Deferrals of Stock Units.

1.39 Trust

The agreement between the Employer and the Trustee under which the assets of the Plan are held, administered and managed, which shall conform to the terms of Rev. Proc. 92-64.

1.40 Trustee

Reliance Trust Company or such other successor that shall become trustee pursuant to the terms of the Plan.

1.41 Years of Service

A Participant’s “Years of Service” shall be measured by services provided during a twelve (12) month period commencing with the Participant’s date of hire or appointment to the board of directors and anniversaries thereof.

Article 2 - Participation

2.1 Commencement of Participation

Each Eligible Participant shall become a Participant at the earlier of the date on which his or her Deferral Election first becomes effective or the date on which an Employer Discretionary Contribution is first credited to his or her Account.

2.2 Loss of Eligible Employee Status

A Participant who is no longer an Eligible Participant shall not be permitted to submit a new Deferral Election and all Deferrals for such Participant shall cease as of the end of the Plan Year in which such Participant is determined to no longer be an Eligible Participant. Amounts credited to the Account of a Participant who is no longer an Eligible Participant shall continue to be held pursuant to the terms of the Plan and shall be distributed as provided in Article 6.

Article 3 - Contributions

3.1 Deferral Elections - General

A Participant’s Deferral Election for a Plan Year, or if applicable the Employer’s fiscal year, is irrevocable for that applicable Plan Year or fiscal year; provided, however that a cessation of Deferrals shall be allowed if required by the terms of the Employer’s qualified 401(k) plan in order for the Participant to obtain a hardship withdrawal from the 401(k) plan, or if required under Section 6.10 (Unforeseeable Emergency) of this Plan. Such amounts deferred under the Plan shall not be made available to such Participant, except as provided in Article 6, and shall reduce such Participant’s Compensation from the Employer in accordance with the provisions of the applicable Deferral Election; provided, however, that all such amounts shall be subject to the rights of the general creditors of the Employer as provided in Article 8. The Deferral Election, in addition to the requirements set forth below, must designate: (i) the amount and type of Compensation to be deferred, (ii) the time of the distribution, and (iii) the form of the distribution.

3.2 Time of Election

A Deferral Election shall be void if it is not made in a timely manner as follows:

(a) A Deferral Election with respect to any Compensation must be submitted to the Administrator before the beginning of the calendar year during which the amount to be deferred will be earned. As of December 31 of each calendar year, said Deferral Election is irrevocable for the following calendar year.

(b) Notwithstanding the foregoing and in the discretion of the Employer, in a year in which an Eligible Participant is first eligible to participate, and provided that such Eligible Participant is not eligible to participate in any plan that would be aggregated with the Plan for purposes of Section 409A, such Deferral Election shall be submitted within thirty (30) days after the date on which the Eligible Participant is first eligible to participate, and such Deferral Election shall apply to Compensation to be earned during the remainder of the calendar year after such election becomes irrevocable. For purposes of the initial eligibility election, a Participant that previously ceased to be eligible to participate in the Plan will also be treated as being again initially eligible to participate in the Plan if the Participant has not been eligible to participate in the Plan (other than the accrual of earnings) at any time during the 24-month period ending on the date the Participant again becomes eligible to participate in the Plan.

(c) Notwithstanding the foregoing and in the discretion of the Employer, a Deferral Election with respect to any Performance-based Compensation may be submitted by the Eligible Participant or Participant provided that such Deferral Election is submitted at least six (6) months prior to the end of the performance period on which the Performance-based Compensation is based.

(d) Notwithstanding the foregoing and in the discretion of the Employer, a Deferral Election with respect to any fiscal-based Bonus may be submitted by the Eligible Participant or Participant provided that such Deferral Election is submitted prior to the beginning of the Employer’s fiscal year for which the fiscal-based Bonus is earned.

(e) Notwithstanding the foregoing and in the discretion of the Employer, a Deferral Election with respect to any Commissions may be submitted by the Eligible Participant or Participant provided that such Deferral Election is submitted prior to the beginning of a subsequent calendar year in which the sale generating the Commissions occurs. The Deferral Election in effect for a Plan Year shall apply to all Commissions paid with respect to sales made in the Plan year regardless of the year paid.

(f) Notwithstanding the foregoing, a Deferral Election with respect to any Stock Units shall be submitted by the Eligible Employee or Participant provided that such Deferral Election is submitted prior to the Plan Year in which the award is granted.

3.3 Distribution Elections

At the time a Participant makes a Deferral Election, he or she must also elect the time and form of the distribution by establishing one or more In-Service Account(s) or Retirement Account(s) as provided in Sections 5.1 and 6.1. If the Participant fails to properly designate the time and form of a distribution, the Participant’s Account shall be designated as a Retirement Account and shall be paid in a lump sum.

3.4 Additional Requirements

The Deferral Election, subject to the limitations set forth in Sections 3.1 and 3.2 hereof, shall comply with the following additional requirements, or as otherwise required by the Administrator in its sole discretion:

(a) Salary deferrals may be made in whole percentages with such limitations as determined by the Administrator. Commissions, Bonus, Performance-based Compensation and Director Cash Fees deferrals may be made in whole percentages, stated dollar amounts or contingent elections with such limitations as determined by the Administrator. Stock Unit deferrals may be made in whole percentages or a stated number of units with such limitations as determined by the Administrator.

(b) The maximum amount that may be deferred each Plan Year is fifty percent (50%) of the Participant’s Salary and Commissions, fifty percent (50%) of the Participant’s Bonus or Performance-based Compensation, net of applicable taxes, fifty percent (50%) of Director Cash Fees, and one hundred percent (100%) of the Participant’s Stock Units.

(c) The distribution year for an In-Service Account must be at least one (1) Plan Year subsequent to the Plan Year in which the Participant first establishes the In-Service subaccount to be credited with contributions.

3.5 Elective Cancellation of Deferral Election due to Disability

Notwithstanding anything to the contrary, if a Participant incurs a disability as defined in this Section 3.5, said Participant may file an election to stop Deferrals as of the date the election is received by the Administrator, provided that such cancellation occurs by the later of the end of the calendar year or the 15th day of the third month following the date the Participant incurs a disability provided, however, that with respect to any Participant who is then subject to Section 16 of the Exchange Act that makes such request with respect to a Deferral of Stock Units, such election change is subject to the prior approval of the Board or its Compensation Committee. Disability for purposes of this Section 3.5 only means that a Participant incurs a medically determinable physical or mental impairment resulting in the Participant’s inability to perform the duties of his or her position or any substantially similar position, where such impairment can be expected to result in death or can be expected to last for a continuous period of not less than six months, as determined by the Administrator in its sole discretion.

3.6 Matching Contribution

The Employer may credit to the Account of each Participant who makes Deferrals a Matching Contribution in an amount equal to a percentage of the Deferrals contributed by the Participant, with such percentage determined annually by the Employer, in its sole discretion. Such Matching Contribution, at the option of the Employer, shall be credited to a Participant’s sub-account(s) as specified by the Employer in connection with approval of the Matching Contribution. In the event the Employer does not designate which Participant sub-account shall be credited, such Matching Contribution shall be credited to the sub-account(s) as were elected by the Participant for the Deferrals to which the Matching Contribution relates.

3.7 Employer Discretionary Contributions

The Employer reserves the right to make discretionary contributions to some or all Participants’ Accounts in such amount and in such manner as may be determined by the Employer. Such Employer Discretionary Contribution, at the option of the Employer, shall be credited to a Participant’s sub-account(s) as specified by the Employer in connection with approval of the Employer Discretionary Contribution. In the event the Employer does not designate which Participant sub-account shall be credited, such Employer Discretionary Contribution shall be credited to the Participant’s Retirement sub-account with the shortest payment period maintained within the Participant’s Account in accordance with Section 5.1. If no Retirement sub-accounts are maintained within the Participant’s Account, such Employer Discretionary Contribution shall be credited to a lump sum Retirement sub-account.

3.8 Crediting of Contributions

(a) Salary, Bonus and Performance-based Compensation Deferrals shall be credited to a Participant’s Account, and if applicable transferred to the Trust, at such time as the Employer shall determine.

(b) Matching Contributions shall be credited to a Participant’s Account, and if applicable transferred to the Trust, at such time as the Employer shall determine.

(c) Employer Discretionary Contributions, if any, shall be credited to a Participant’s Account, and if applicable transferred to the Trust, at such time as the Employer shall determine.

Article 4 - Vesting

4.1 Vesting of Cash Compensation Deferrals

A Participant shall be one-hundred percent (100%) vested in his or her Account attributable to Deferrals of cash Compensation and any earning or losses on the investment of such Deferrals.

4.2 Vesting of Stock Unit Deferrals

A Participant shall vest in the Stock Units credited to the Participant’s Account in accordance with the vesting schedule applicable to the particular Stock Unit award, which may vary among Participants and among Stock Unit awards. In the event of a Participant’s Separation from Service prior to the date on which all Stock Units have vested, the unvested portion of such Stock Unit award shall be forfeited, and no Employer or the Plan shall be liable for the distribution of any Shares to such Participant with respect to such forfeited portion of the Stock Unit award. Any Stock Units credited to a Participant’s Account by his or her Employer on his or her behalf which are forfeited by such Participant pursuant to the preceding sentence shall cease to be liabilities of the Employer or the Plan and such Stock Units shall be immediately debited from the Participant’s Account.

4.3 Vesting of Matching Contributions

Except as otherwise provided herein, a Participant shall have a vested right to the portion of his or her Account attributable to Matching Contributions in accordance with the following schedule:

Completed Years of Service	Vested Percentage
1 but fewer than 2	20%
2 but fewer than 3	40%
3 but fewer than 4	60%
4 but fewer than 5	80%
5 or more	100%

4.4 Vesting of Employer Discretionary Contributions

A Participant shall have a vested right to the portion of his or her Account attributable to Employer Discretionary Contribution(s) and any earnings or losses on the investment of such Employer Discretionary Contribution(s) according to such vesting schedule as the Employer shall determine at the time an Employer Discretionary Contribution is made.

4.5 Vesting of Employer Contribution Amounts due to Certain Events

(a) A Participant who incurs a Separation from Service due to Retirement shall be fully vested in the Employer Contribution Amounts credited to his or her Account as of the date of Retirement.

(b) A Participant who incurs a Disability shall be fully vested in the Employer Contribution Amounts credited to his or her Account as of the date of Disability.

(c) Upon a Participant’s death, the Participant shall be fully vested in the Employer Contribution Amounts credited to his or her Account.

4.6 Amounts Not Vested

Any amounts credited to a Participant’s Account that are not vested at the time of his or her Separation from Service shall be forfeited.

4.7 Forfeitures

At the discretion of the Employer, any forfeitures from a Participant’s Account (i) shall continue to be held in the Trust, shall be separately invested, and shall be used to reduce succeeding Deferrals and any Employer Contributions, or (ii) shall be returned to the Employer as soon as administratively feasible.

Article 5 - Accounts

5.1 Accounts

The Administrator shall establish and maintain a bookkeeping account in the name of each Participant. The Administrator shall also establish sub-accounts as provided in subsection (a) and (b), below, as elected by the Participant pursuant to Article 3. A Participant may have a maximum of ten (10) sub-accounts at any time. The Administrator shall also establish and maintain sub-accounts as necessary to reflect the terms of distribution of any Employer Discretionary Contributions.

(a) A Participant may establish one or more Retirement Account(s) (“Retirement sub-accounts”) by designating as such on the Participant’s Deferral Election. Each Participant’s Retirement sub-account shall be credited with Deferrals (as specified in the Participant’s Deferral Election) and the Participant’s allocable share of any earnings or losses on the foregoing. Each Participant’s Retirement sub-account shall be reduced by any distributions made plus any federal and state tax withholding, and any social security withholding tax as may be required by law.

(b) A Participant may elect to establish one or more In-Service Accounts (“In-Service sub-accounts”) by designating as such in the Participant’s Deferral Election the year in which payment shall be made. Each Participant’s In-Service sub-account shall be credited with Deferrals (as specified in the Participant’s Deferral Election) and the Participant’s allocable share of any earnings or losses on the foregoing. Each Participant’s In-Service sub-account shall be reduced by any distributions made plus any federal and state tax withholding and any social security withholding tax as may be required by law.

5.2 Investments, Gains and Losses

(a) A Participant may direct that his or her Retirement sub-accounts and or In-Service sub-accounts established pursuant to Section 5.1 may be valued as if they were invested in one or more Investment Funds as selected by the Employer in multiples of one percent (1%). The Employer may from time to time, at the discretion of the Administrator, change the Investment Funds for purposes of this Plan.

(b) The Administrator shall adjust the amounts credited to each Participant’s Account to reflect Deferrals, Matching Contributions, any Employer Discretionary Contributions, investment experience, distributions and any other appropriate adjustments. Such adjustments shall be made as frequently as is administratively feasible.

(c) A Participant may change his or her selection of Investment Funds no more than four (4) times each Plan Year with respect to his or her Account or sub-accounts by filing a new election in accordance with procedures established by the Administrator. An election shall be effective as soon as administratively feasible following the date the change is submitted on a form prescribed by the Administrator.

(d) Notwithstanding the Participant’s ability to designate the Investment Fund in which his or her deferred Compensation shall be deemed invested, the Employer shall have no obligation to invest any funds in accordance with the Participant’s election. Participants’ Accounts shall merely be bookkeeping entries on the Employer’s books, and no Participant shall obtain any property right or interest in any Investment Fund.

(e) Notwithstanding the foregoing, any Deferrals of Stock Units shall be credited to a bookkeeping account and deemed to be invested in a corresponding number of Shares at all times. A Participant may not select an Investment Fund with respect to Deferrals of Stock Units. If after the Stock Units are credited to the bookkeeping account, the Shares are thereafter changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another company, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), and the Administrator determines that an adjustment to Stock

Units credited to the Accounts is appropriate in order to prevent dilution or enlargement of the benefits intended to be made available under the Plan, the Administrator shall make an appropriate and equitable adjustment to the number of Stock Units credited to the Accounts. Any such adjustment made by the Administrator shall be final and binding upon a Participant, the Company and all other interested persons.

Article 6 - Distributions

6.1 Distribution Election

Each Participant shall designate in his or her Deferral Election the form and timing of his or her distribution by indicating the type of sub-account as described under Section 5.1, and by designating the form in which payments shall be made from the choices available under Section 6.2 and 6.3 hereof. Notwithstanding anything to the contrary contained herein provided, no acceleration of the time or schedule of payments under the Plan shall occur except as permitted under both this Plan and Section 409A.

6.2 Distributions Upon an In-Service Account Triggering Date

In-Service sub-account distributions shall begin as soon as administratively feasible but no later than sixty (60) days following January 1 of the calendar year designated by the Participant on a properly submitted Deferral Election, and are payable in either a lump-sum payment or substantially equal annual installments, as described in Section 6.4 below, over a period of up to five (5) years as elected by the Participant in his or her Deferral Election. If the Participant fails to properly designate the form of the distribution, the sub-account shall be paid in a lump-sum payment.

6.3 Distributions Upon Retirement

If the Participant has a Separation from Service due to Retirement, the Participant’s Retirement sub-account(s) shall be distributed as soon as administratively feasible but no later than sixty (60) days following the Participant’s Retirement, subject to Section 6.11 (Distributions to Specified Employees). Distribution shall be made either in a lump-sum payment or in substantially equal annual installments, as defined in Section 6.4 below, over a period of up to fifteen (15) years as elected by the Participant. If the Participant fails to properly designate the form of the distribution, the sub-account shall be paid in a lump-sum payment. If a Participant has any In-Service sub-accounts at the time of his or her Retirement, said sub-accounts shall be distributed in a lump sum as soon as administratively feasible but no later than sixty (60) days following Participant’s Retirement, subject to Section 6.11 (Distributions to Specified Employees).

6.4 Substantially Equal Annual Installments

(a) The amount of the substantially equal payments shall be determined by multiplying the Participant’s Account or sub-account by a fraction, the denominator of which in the first year of payment equals the number of years over which benefits are to be paid, and the numerator of which is one (1). The amounts of the payments for each succeeding year shall be determined by multiplying the Participant’s Account or sub-account as of the applicable anniversary of the payout by a fraction, the denominator of which equals the number of remaining years over which benefits are to be paid, and the numerator of which is one (1). Installment payments made pursuant to this Section 6.4 shall be made as soon as administratively feasible but no later than sixty (60) days following the anniversary of the distribution event.

(b) For purposes of the Plan pursuant to Section 409A, a series of annual installments from a particular subaccount shall be considered a single payment.

6.5 Distributions due to other Separation from Service

Upon a Participant’s Separation from Service for any reason other than Retirement, Death or Disability, all vested amounts credited to his or her Account shall be paid to the Participant in a lump-sum, as soon as administratively feasible, but no later than sixty (60) days, following the date of Separation from Service, subject to Section 6.11 (Distributions to Specified Employees).

6.6 Distributions due to Disability

Upon a Participant’s Disability, all amounts credited to his or her Account shall be paid to the Participant in a lump sum as soon as administratively feasible but no later than sixty (60) days following the date of Separation from Service due to Disability, subject to Section 6.11 (Distributions to Specified Employees).

6.7 Distributions upon Death

Upon the death of a Participant, all amounts credited to his or her Account shall be paid, as soon as administratively feasible but no later than sixty (60) days following Participant’s date of death, to his or her beneficiary or beneficiaries, as determined under Article 7 hereof, in a lump sum.

6.8 Changes to Distribution Elections

A Participant will be permitted to elect to change the form or timing of the distribution of the balance of his or her one or more sub-accounts within his or her Account to the extent permitted and in accordance with the requirements of Section 409A(a)(4)(C), including the requirement that (i) a redeferral election may not take effect until at least twelve (12) months after such election is filed with the Employer, (ii) an election to further defer a distribution (other than a distribution upon Death, Disability or an unforeseeable emergency) must result in the first distribution subject to the election being made at least five (5) years after the previously elected date of distribution, and (iii) any redeferral election affecting a distribution at a fixed date must be filed with the Employer at least twelve (12) months before the first scheduled payment under the previous fixed date distribution election; provided, however, that with respect to any Participant who is then subject to Section 16 of the Exchange Act that makes such request with respect to the Participant’s Stock Unit Account, such election change is subject to the prior approval of the Board or its Compensation Committee. Once a sub-account begins distribution, no such changes to distributions shall be permitted.

6.9 Acceleration or Delay in Payments

To the extent permitted by Section 409A, and notwithstanding any provision of the Plan to the contrary, the Administrator, in its sole discretion, may elect to (i) accelerate the time or form of payment of a benefit owed to a Participant hereunder in accordance with the terms and subject to the conditions of Treasury Regulations Section 1.409A-3(j)(4), or (ii) delay the time of payment of a benefit owed to a Participant hereunder in accordance with the terms and subject to the conditions of Treasury Regulations Section 1.409A-2(b)(7). By way of example, and at the sole discretion of the Administrator, if a Participant’s entire Account balance is less than the applicable Code Section 402(g) annual limit, the Employer may distribute the Participant’s Account in a lump sum provided that the distribution results in the termination of the participant’s entire interest in the Plan, subject to the plan aggregation rules of Section 409A and regulations thereunder. Notwithstanding anything to the contrary set forth herein, with respect to any Participant who is then subject to Section 16 of the Exchange Act, such determination is subject to the prior approval of the Board or its Compensation Committee to the extent such determination would impact the distribution of the Participant’s Stock Unit Account.

6.10 Unforeseeable Emergency

The Administrator may permit an early distribution of part or all of any deferred amounts; provided, however, that such distribution shall be made only if the Administrator, in its sole discretion, determines that the Participant, or the Participant’s beneficiary, has experienced an Unforeseeable Emergency; provided, however, that with respect to any Participant who is then subject to Section 16 of the Exchange Act, such determination is subject to the prior approval of the Board or its Compensation Committee to the extent such determination would impact the distribution of the Participant’s Stock Unit Account. An Unforeseeable Emergency is defined as a severe financial hardship resulting from an illness or accident of the Participant, the Participant’s spouse, the Participant’s beneficiary, or a dependent (as defined in Code Section 152(a)) of the Participant, loss of the Participant’s property due to casualty or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. If an Unforeseeable Emergency is determined to exist, a distribution may not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship). Upon a distribution to a Participant under this Section 6.10, the Participant’s Deferrals shall cease and no further Deferrals shall be made for such Participant for the remainder of the Plan Year and one (1) subsequent Plan Year.

6.11 Distributions to Specified Employee

Notwithstanding anything herein to the contrary, if any Participant is a Specified Employee upon a Separation from Service for any reason other than death, distributions to such Participant shall not commence until the first day of the seventh month following the date of Separation from Service (or, if earlier, the date of death of the Participant). If distributions are to be made in annual installments, the second installment and all those thereafter will be made on the applicable anniversaries of the Participant’s Separation from Service.

6.12 Domestic Relations Orders

The Administrator may permit such acceleration of the time or schedule of a payment under the arrangement to an individual other than a Participant as may be necessary to fulfill a domestic relations order (as defined in Code Section 414(p)(1)(B)); provided, however, that with respect to any Participant who is then subject to Section 16 of the Exchange Act, any distribution that would impact the Participant’s Stock Unit Account is subject to the prior approval of the Board or its Compensation Committee.

6.13 Minimum Distribution

Notwithstanding any provision to the contrary, if the balance of a Participant’s Account or sub-account at the time of a distribution event is $20,000 or less, then the Participant shall be paid his or her Account or sub-account as a single lump sum.

6.14 Form of Payment

All distributions shall be made in the form of cash, with the exception of Deferrals of Stock Units, and related earnings, which shall be paid in the form of Shares (with any fractional Shares paid in cash. The source of Shares distributed pursuant to this Plan shall be the Company’s 2007 Equity Incentive Plan and any successor equity incentive plan adopted by the Company.

Article 7 - Beneficiaries

7.1 Beneficiaries

Each Participant may from time to time designate one or more persons (who may be any one or more members of such person’s family or other persons, administrators, trusts, foundations or other entities) as his or her beneficiary under the Plan, provided however, that a married Participant that designates someone other than his or her spouse must have his or her spouse’s consent in writing witnessed by a plan representative or notary public. Such designation shall be made in a form prescribed by the Administrator. If the beneficiary does not survive the Participant (or is otherwise unavailable to receive payment) or if no beneficiary is validly designated, then the amounts payable under this Plan shall be paid to the Participant’s surviving spouse, or if no surviving spouse to the Participant’s estate. If more than one person is the beneficiary of a deceased Participant, each such person shall receive a pro rata share of any death benefit payable unless otherwise designated in the applicable form. If a beneficiary who is receiving benefits dies, all benefits that were payable to such beneficiary shall then be payable to the estate of that beneficiary.

7.2 Lost Beneficiary

All Participants and beneficiaries shall have the obligation to keep the Administrator informed of their current address until such time as all benefits due have been paid. If a Participant or beneficiary cannot be located by the Administrator exercising due diligence, then, in its sole discretion, the Administrator may presume that the Participant or beneficiary is deceased for purposes of the Plan and all unpaid amounts (net of due diligence expenses) owed to the Participant or beneficiary shall be paid accordingly or, if a beneficiary cannot be so located, then such amounts may be forfeited. Any such presumption of death shall be final, conclusive and binding on all parties.

Article 8 - Funding

8.1 Prohibition Against Funding

Should any investment be acquired in connection with the liabilities assumed under this Plan, it is expressly understood and agreed that the Participants and beneficiaries shall not have any right with respect to, or claim against, such assets nor shall any such purchase be construed to create a trust of any kind or a fiduciary relationship between the Employer and the Participants, their beneficiaries or any other person. Any such assets shall be and remain a part of the general, unpledged, unrestricted assets of the Employer, subject to the claims of its general creditors. It is the express intention of the parties hereto that this arrangement shall be unfunded for tax purposes and for purposes of Title I of the ERISA. Each Participant and beneficiary shall be required to look to the provisions of this Plan and to the Employer itself for enforcement of any and all benefits due under this Plan, and to the extent any such person acquires a right to receive payment under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Employer. The Employer or the Trust shall be designated the owner and beneficiary of any investment acquired in connection with its obligation under this Plan.

8.2 Deposits in Trust

Notwithstanding Section 8.1, or any other provision of this Plan to the contrary, the Employer may deposit into the Trust any amounts it deems appropriate to pay the benefits under this Plan. The amounts so deposited may include all contributions made pursuant to a Deferral Election by a Participant, all Matching Contributions and any Employer Discretionary Contributions.

8.3 Withholding

The Administrator is authorized to make any and all necessary arrangements with the Employer in order to withhold the Participant’s Deferrals under Section 3.1 hereof from his or her Compensation. The Administrator shall determine the amount and timing of such withholding.

The Administrator shall withhold from Participant’s Deferrals, and from any Employer Contribution Amounts that have vested, the Participant’s share of FICA and other employment taxes, and the amounts credited to the Participant’s Account shall be reduced by such tax withholding amount. Upon vesting of Stock Units, the Administrator shall satisfy the Participant’s share of FICA and other employment taxes triggered in connection with such vesting in the manner prescribed by the applicable form of Stock Unit award agreement.

The Participant’s Employer(s), or the Trustee, shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer(s), or the Trustee, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer(s) and the Trustee. The Employer(s) and the Trustee shall also be authorized to withhold any amount validly owed to the Employer for which the Employer has previously requested but not received payment. By electing to make a deferral under this Plan, the Participant authorizes any required withholding from, at the Employer’s election, distributions and any other amounts payable to the Participant, and the Participant otherwise agrees to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company and/or Employer, if any, which arise in connection with payments from this Plan.

Unless the tax withholding obligations of the Company and/or Employer are satisfied, the Company shall have no obligation to make distributions under this Plan. The Administrator, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant. Additionally, for distributions of any Shares in respect of Stock Unit Deferrals the tax withholding obligation may be satisfied by a reduction in the number of Shares issued to the Participant, but only if such reduction in shares is permitted under the terms of the applicable Stock Unit award agreement.

Article 9 - Claims Administration

9.1 General

If a Participant, beneficiary or his or her representative is denied all or a portion of an expected Plan benefit for any reason and the Participant, beneficiary or his or her representative desires to dispute the decision of the Administrator, he or she must file a written notification of his or her claim with the Administrator.

9.2 Claims Procedure

Upon receipt of any written claim for benefits, the Administrator shall be notified and shall give due consideration to the claim presented. If any Participant or beneficiary claims to be entitled to benefits under the Plan and the Administrator determines that the claim should be denied in whole or in part, the Administrator shall, in writing, notify such claimant within ninety (90) days (forty-five (45) days if the claim is on account of Disability) of receipt of the claim that the claim has been denied. The Administrator may extend the period of time for making a determination with respect to any claim for a period of up to ninety (90) days (thirty (30) days if claim is on account of Disability), provided that the Administrator determines that such an extension is necessary because of special circumstances and notifies the claimant, prior to the expiration of the initial ninety (90) day (or forty-five (45) day) period, of the circumstances requiring the extension of time and the date by which the Plan expects to render a decision. If the claim is denied to any extent by the Administrator, the Administrator shall furnish the claimant with a written notice setting forth:

(a) the specific reason or reasons for denial of the claim;

(b) a specific reference to the Plan provisions on which the denial is based;

(c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(d) an explanation of the provisions of this Article.

Under no circumstances shall any failure by the Administrator to comply with the provisions of this Section 9.2 be considered to constitute an allowance of the claimant’s claim.

9.3 Right of Appeal

A claimant who has a claim denied wholly or partially under Section 9.2 may appeal to the Administrator for reconsideration of that claim. A request for reconsideration under this Section must be filed by written notice within sixty (60) days (one-hundred and eighty (180) days if the claim is on account of Disability) after receipt by the claimant of the notice of denial under Section 9.2.

9.4 Review of Appeal

Upon receipt of an appeal the Administrator shall promptly take action to give due consideration to the appeal. Such consideration may include a hearing of the parties involved, if the Administrator feels such a hearing is necessary. In preparing for this appeal the claimant shall be given the right to review pertinent documents and the right to submit in writing a statement of issues and comments. After consideration of the merits of the appeal the Administrator shall issue a written decision which shall be binding on all parties. The decision shall specifically state its reasons and pertinent Plan provisions on which it relies. The Administrator’s decision shall be issued within sixty (60) days (forty-five (45) days if the claim is on account of Disability) after the appeal is filed, except that the Administrator may extend the period of time for making a determination with respect to any claim for a period of up one-hundred and twenty (120) days (ninety (90) days if the claim is on account of Disability), provided that the Administrator determines that such an extension is necessary because of special circumstances and notifies the claimant, prior to the expiration of the initial one-hundred and twenty (120) day (or, if the claim is on account of Disability, initial ninety (90) day) period, of the circumstances requiring the extension of time and the date by which the Plan expects to render a decision. Under no circumstances shall any failure by the Administrator to comply with the provisions of this Section 9.4 be considered to constitute an allowance of the claimant’s claim.

In the case of a claim on account of Disability: (i) the review of the denied claim shall be conducted by an employee who is neither the individual who made the initial determination or a subordinate of such person; and (ii) no deference shall be given to the initial determination. For issues involving medical judgment, the employee must consult with an independent health care professional who may not be the health care professional who rendered the initial claim.

9.5 Designation

The Administrator may designate any other person of its choosing to make any determination otherwise required under this Article. Any person so designated shall have the same authority and discretion granted to the Administrator hereunder.

Article 10 - Administration

10.1 Administrator

(a) The Administrator is expressly empowered to limit the amount of Compensation that may be deferred; to deposit amounts into the Trust in accordance with Section 8.2 hereof; to interpret the Plan, and to determine all questions arising in the administration, interpretation and application of the Plan; to employ actuaries, accountants, counsel, and other persons it deems necessary in connection with the administration of the Plan;

to request any information from the Employer it deems necessary to determine whether the Employer would be considered insolvent or subject to a proceeding in bankruptcy; and to take all other necessary and proper actions to fulfill its duties as Administrator.

(b) The Administrator shall not be liable for any actions by it hereunder, unless due to its own negligence, willful misconduct or lack of good faith.

(c) The Administrator shall be indemnified and saved harmless by the Employer from and against all personal liability to which it may be subject by reason of any act done or omitted to be done in its official capacity as Administrator in good faith in the administration of the Plan and Trust, including all expenses reasonably incurred in its defense in the event the Employer fails to provide such defense upon the request of the Administrator. The Administrator is relieved of all responsibility in connection with its duties hereunder to the fullest extent permitted by law, short of breach of duty to the beneficiaries.

10.2 Administration Following a Change in Control

For purposes of this Plan, the committee appointed by the Board pursuant to Section 1.2 shall be the administrator of the Plan at all times prior to the occurrence of a Change-in-Control. Upon and after the occurrence of a Change-in-Control, the “committee” that shall administer the Plan shall be an independent third party selected by the individual who, immediately prior to such event, was the Company’s Chief Executive Officer or, if not available or willing to assume such responsibility, the Company’s highest ranking officer (the “Ex-CEO”). The Administrator shall have the discretionary power to determine all questions arising in connection with the administration of the Plan and the interpretation of the Plan and Trust including, but not limited to benefit entitlement determinations; provided, however, upon and after the occurrence of a Change-in-Control, the Administrator shall have no power to direct the investment of Plan or Trust assets or select any investment manager or custodial firm for the Plan or Trust. Upon and after the occurrence of a Change-in-Control, the Employer must: (1) pay all reasonable administrative expenses and fees of the Administrator; (2) indemnify the Administrator against any costs, expenses and liabilities including, without limitation, attorney’s fees and expenses arising in connection with the performance of the Administrator’s duties hereunder, except with respect to matters resulting from the gross negligence or willful misconduct of the Administrator; and (3) supply full and timely information to the Administrator or all matters relating to the Plan, the Trust, the Participants and their beneficiaries, the Account balances of the Participants, the date of circumstances of the Disability, death or Separation from Service of the Participants, and such other pertinent information as the Administrator may reasonably require. Upon and after a Change-in-Control, the Administrator may be terminated (and a replacement appointed) only with the approval of the Ex-CEO. Upon and after a Change-in-Control, the Administrator may not be terminated by the Employer.

10.3 Securities Laws Compliance

(a) Notwithstanding anything to the contrary set forth herein, with respect to any Participant who is then subject to Section 16 of the Exchange Act, only the Board or its Compensation Committee may make any determination with respect to such Participant that would or could impact the timing of a distribution of Shares in respect of Stock Units deferred by such Participant under the Plan. For example, such determinations may include: (i) review and approval of any change to a distribution election requested by a Participant under Section 6.8; (ii) review and approval of any requested Unforeseeable Emergency distribution requested by a Participant under Section 6.10; (iii) any determination to accelerate or delay payments made pursuant to Section 6.9 or 6.12 and (iv) any deferral election change requested by a Participant under Section 3.5.

(b) With respect to any Participant who is then subject to Section 16 of the Exchange Act, notwithstanding anything to the contrary set forth herein, any function of the Administrator under the Plan relating to such Participant shall be performed solely by the Board or its Compensation Committee, if and to the extent required to ensure the availability of an exemption under Section 16 of the Exchange Act for any transaction relating to such Participant under the Plan.

(c) Notwithstanding any other provision of the Plan or any rule, instruction, election form or other form, the Plan and any such rule, instruction or form shall be subject to any additional conditions or limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, such provision, rule, instruction or form shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

10.4 No Assignment

Benefits or payments under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or the Participant’s beneficiary, whether voluntary or involuntary, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish the same shall not be valid, nor shall any such benefit or payment be in any way liable for or subject to the debts, contracts, liabilities, engagement or torts of any Participant or beneficiary, or any other person entitled to such benefit or payment pursuant to the terms of this Plan, except to such extent as may be required by law. If any Participant or beneficiary or any other person entitled to a benefit or payment pursuant to the terms of this Plan becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish any benefit or payment under this Plan, in whole or in part, or if any attempt is made to subject any such benefit or payment, in whole or in part, to the debts, contracts, liabilities, engagements or torts of the Participant or beneficiary or any other person entitled to any such benefit or payment pursuant to the terms of this Plan, then such benefit or payment, in the discretion of the Administrator, shall cease and terminate with respect to such Participant or beneficiary, or any other such person.

10.5 No Employment Rights

Participation in this Plan shall not be construed to confer upon any Participant the legal right to be retained in the employ of the Employer, or give a Participant or beneficiary, or any other person, any right to any payment whatsoever, except to the extent of the benefits provided for hereunder. Each Participant shall remain subject to discharge to the same extent as if this Plan had never been adopted.

10.6 Incompetence

If the Administrator determines that any person to whom a benefit is payable under this Plan is incompetent by reason of physical or mental disability, the Administrator shall have the power to cause the payments becoming due to such person to be made to another for his or her benefit without responsibility of the Administrator or the Employer to see to the application of such payments. Any payment made pursuant to such power shall, as to such payment, operate as a complete discharge of the Employer, the Administrator and the Trustee.

10.7 Identity

If, at any time, any doubt exists as to the identity of any person entitled to any payment hereunder or the amount or time of such payment, the Administrator shall be entitled to hold such sum until such identity or amount or time is determined or until an order of a court of competent jurisdiction is obtained. The Administrator shall also be entitled to pay such sum into court in accordance with the appropriate rules of law. Any expenses incurred by the Employer, Administrator, and Trust incident to such proceeding or litigation shall be charged against the Account of the affected Participant.

10.8 Other Benefits

The benefits of each Participant or beneficiary hereunder shall be in addition to any benefits paid or payable to or on account of the Participant or beneficiary under any other pension, disability, annuity or retirement plan or policy whatsoever.

10.9 Expenses

All expenses incurred in the administration of the Plan, whether incurred by the Employer or the Plan shall be paid by the Employer.

10.10 Insolvency

Should the Employer be considered insolvent (as defined by the Trust, if applicable), the Employer, through its Board and chief executive officer, shall give immediate written notice of such to the Administrator of the Plan and the Trustee. Upon receipt of such notice, the Administrator or Trustee shall cease to make any payments to Participants who were Employees of the Employer or their beneficiaries and shall hold any and all assets attributable to the Employer for the benefit of the general creditors of the Employer.

10.11 Amendment or Modification

The Employer may, at any time, in its sole discretion, amend or modify the Plan in whole or in part, except that no such amendment or modification shall have any retroactive effect to reduce any amounts allocated to a Participant’s Accounts, and provided that such amendment or modification complies with Section 409A.

10.12 Plan Suspension

The Employer further reserves the right to suspend the Plan in whole or in part, except that no such suspension shall have any retroactive effect to reduce any amounts allocated to a Participant’s Accounts, and provided that the distribution of the vested Participant Accounts shall not be accelerated but shall be paid at such time and in such manner as determined under the terms of the Plan immediately prior to suspension as if the Plan had not been suspended.

10.13 Plan Termination

The Employer further reserves the right to terminate the Plan in whole or in part, in the following manner, except that no such termination shall have any retroactive effect to reduce any amounts allocated to a Participant’s Accounts, and provided that such termination complies with Section 409A:

(a) The Employer, in its sole discretion, may terminate the Plan and distribute all vested Participants’ Accounts no earlier than twelve (12) calendar months from the date of the Plan termination and no later than twenty-four (24) calendar months from the date of the Plan termination, provided however that all other plans that would be aggregated with the Plan for purposes of Section 409A are also terminated and no other plan that would be aggregated with the Plan for purposes of Section 409A is adopted by the Employer for any affected Participant within a three (3) year period from the date of termination; or

(b) The Employer may decide, in its sole discretion, to terminate the Plan in the event of a corporate dissolution taxed under Code Section 331, or with the approval of a bankruptcy court, provided that the Participants vested Account balances are distributed to Participants and are included in the Participants’ gross income in the latest of: (i) the calendar year in which the termination occurs; (ii) the calendar year in which the amounts deferred are no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which payment is administratively practicable.

10.14 Plan Termination due to a Change-in-Control

The Employer may decide, in its discretion, to terminate the Plan in the event of a Change-in-Control and distribute all vested Participants Account balances no earlier than thirty (30) days prior to the Change-in-Control and no later than twelve (12) months after the effective date of the Change-in-Control, provided however that the Employer terminates all other plans that would be aggregated with the Plan for purposes of Section 409A for any affected Participant.

10.15 Construction

All questions of interpretation, construction or application arising under or concerning the terms of this Plan shall be decided by the Administrator, in its sole and final discretion, whose decision shall be final, binding and conclusive upon all persons.

10.16 Governing Law

This Plan shall be governed by, construed and administered in accordance with the applicable provisions of ERISA, Section 409A, and any other applicable federal law, provided, however, that to the extent not preempted by federal law this Plan shall be governed by, construed and administered under the laws of the State of Delaware other than its laws respecting choice of law.

10.17 Compliance with Section 409A

This Plan is intended to comply with the requirements of Section 409A. The Administrator shall interpret the Plan provisions in a manner consistent with the requirements of Section 409A. To the extent one or more provisions of this Plan do not comply with Section 409A, such provision shall be automatically and immediately voided, and shall be amended as soon as administratively feasible and shall be administered to so comply.

10.18 Disclaimer

It is the parties intention that this arrangement comply with the provisions of Section 409A. Notwithstanding the foregoing or anything else to the contrary in the Plan, neither the Company nor any other Employer shall have any liability to any Participant should any provision of the Plan fail to satisfy the requirements of Section 409A.

10.19 Severability

If any provision of this Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provision of this Plan and this Plan shall be construed and enforced as if such provision had not been included therein. If the inclusion of any Employee (or Employees) as a Participant under this Plan would cause the Plan to fail to comply with the requirements of sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, or Section 409A, then the Plan shall be severed with respect to such Employee or Employees, who shall be considered to be participating in a separate arrangement.

10.20 Headings

The Article headings contained herein are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of this Plan nor in any way shall they affect this Plan or the construction of any provision thereof.

10.21 Terms

Capitalized terms shall have meanings as defined herein. Singular nouns shall be read as plural, masculine pronouns shall be read as feminine, and vice versa, as appropriate.